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                                                                 Exhibit 3.10(i)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           WOODWARD-CLYDE CONSULTANTS

                                     ******

          JEAN-YVES PEREZ and DAVID T. DIMICK certify that:

          1. They are the president and secretary, respectively, of Woodward-Clyde Consultants, a corporation organized under the laws of the State of Nevada (the "Corporation").

          2. The Articles of Incorporation of the Corporation are restated to read as follows:

     FIRST:         The name of the Corporation is:

                           WOODWARD-CLYDE CONSULTANTS

     SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:


                    To hold shares in other corporations engaged in consulting engineering and geology and other professional disciplines.

                    To provide services to such corporations.

                    To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.


                    To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.



                                      -1-
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          To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this Corporation.

          To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

          To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

          To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.
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          To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

          To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other cause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

FOURTH: This Corporation is authorized to issue one class of capital stock to be designated "Common Stock." The total authorized capital of the Corporation is Twenty-Five Thousand Dollars ($25,000) consisting of Twenty-Five Thousand (25,000) shares of Common Stock of the par value of One Dollar ($1.00) each.

FIFTH: The governing Board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, provided that the number of Directors shall not be reduced to less than three (3), except that in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three (3) but not less than the number of stockholders.

          The names and post office addresses of the first Board of Directors, which were three (3) in number, were as follows:

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                          NAME          POST OFFICE ADDRESS
                          ----          -------------------

                 Richard J. Woodward    Bank of America Center
                                        San Francisco, CA 94104

                 Eugene B. Waggoner     Bank of America Center
                                        San Francisco, CA 94104

                 Marion T. Hvidt        Bank of America Center
                                        San Francisco, CA 94104

SIXTH: The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the Corporation.

SEVENTH: The name and post office address of each of the incorporators signing the original Articles of Incorporation were as follows:


                          NAME          POST OFFICE ADDRESS
                          ----          -------------------
                 Patrick J. McNeil      235 Montgomery Street
                                        San Francisco, CA 94104

                 Joseph J. Kissela      235 Montgomery Street
                                        San Francisco, CA 94104

                 Robert J. Ciszek       235 Montgomery Street
                                        San Francisco, CA 94104

EIGHTH:   The Corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

          By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the

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               bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees shall have such name or names as shall be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         3. The foregoing restatement of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing restatement of Articles of Incorporation has been approved by the required written consent of shareholders.

         5. They have been authorized to execute this certificate by resolution of the Board of Directors adopted on the 8th day of September 1993.

     We further certify that this certificate correctly sets forth the next of the Articles of Incorporation as amended to the date of this certificate.


Dated:    September 8, 1993    By:  /s/ Jean-Yves Perez
                                        ----------------------------------------
                                        Jean-Yves Perez, President

Dated:    September 8, 1993    By:  /s/ David T. Dimick
                                        ----------------------------------------
                                        David T. Dimick, Secretary


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
            URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.
                                      ***
   Under Section 78.385 of the General Corporation Law of the State of Nevada



     The undersigned, Joseph Masters, Vice President, and Carol Brummerstedt, Assistant Secretary of URS Greiner Woodward-Clyde International-Americas, Inc., a corporation organized and existing under the laws of the State of Nevada ("the Corporation"), do hereby certify as follows:

     FIRST:     The name of the Corporation is

            URS GREINER WOODWARD-CLYDE INTERNATIONAL-AMERICAS, INC.

     SECOND:    Article FIRST of the Certificate of Incorporation has been amended to read as follows:

               "The name of the Corporation is URS CORPORATION."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100.

     The said change and amendment has been consented to and approved by the sole shareholder, which holds 100% of each class of stock outstanding and entitled to vote thereon.



                                        Dated: April 7, 2000


                                        /s/ Joseph Masters
                                        ________________________________
                                        Joseph Masters, Vice President


                                        /s/ Carol Brummerstedt
                                        _______________________________________
                                        Carol Brummerstedt, Assistant Secretary